Nareit’s REITworld: 2020 Annual Conference November 17-19, 2020 Exhibit 99.1

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding the potential impact of the COVID-19 pandemic on our business, statements regarding expected operating performance and results, property stabilizations, supply levels, job growth, property acquisition and disposition activity, joint venture activity, development and renovation activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this presentation may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements: the COVID-19 pandemic and measures taken or that may be taken by federal, state and local governmental authorities to combat the spread of the disease; inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry and sector; adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns; failure of new acquisitions to achieve anticipated results or be efficiently integrated; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; changes in operating costs, including real estate taxes, utilities and insurance costs; inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage; ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing; the effect of any rating agency actions on the cost and availability of new debt financing; the effect of the phase-out of the London Interbank Offered Rate, or LIBOR, as a variable rate debt benchmark by the end of 2021 and the transition to a different benchmark interest rate; significant decline in market value of real estate serving as collateral for mortgage obligations; significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product; our ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; inability to attract and retain qualified personnel; cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions; potential liability for environmental contamination; adverse legislative or regulatory developments; extreme weather, natural disasters, disease outbreak and public health events; legal proceedings relating to various issues, which, among other things, could result in a class action lawsuit; compliance costs associated with numerous federal, state and local laws and regulations, including those costs associated with laws requiring access for disabled persons; and other risks identified in reports we file with the Securities and Exchange Commission from time to time, including those discussed under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update or revise any forward-looking statements appearing in this presentation to reflect events, circumstances or changes in expectations after the date of this presentation. REGULATION G This presentation contains certain non-GAAP financial measures within the meaning of the Securities Exchange Act of 1934, as amended. Our definitions of such non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures can be found in the accompanying Appendix and under the “Filings & Financials – Quarterly Results” navigation tab on the “For Investors” page of our website at www.maac.com.

Q3 OCTOBER NOVEMBER RESIDENTIAL RENTS As of November 12, 2020 $000S % OF TOTAL BILLED $000S % OF TOTAL BILLED $000S % OF TOTAL BILLED TOTAL BILLED $374,226 $125,009 $124,487 CASH COLLECTED $370,975 99.1% $123,843 99.1% $121,157 98.4%* DEFERRED PAYMENTS OUTSTANDING1 $416 0.1% $39 0.0% $346 0.3% 97.3%* Rent Collections Update (as of November 12, 2020) 1 Pursuant to a lease amendment signed by residents who were financially impacted by the COVID-19 pandemic. *For comparability, November rent cash collections of 97.3% and deferrals of 0.3% on the 12th of the month compares to 97.2% and 0.3% on average as of the 12th of the month for each month of the third quarter. Strong cash collections continue into November 0.3%*

Same Store Pricing and Occupancy Update (as of November 12, 2020) 1 Represents new leases that went into effect during the month; lease price is typically set on average 28 days ahead of lease start date 2 Includes the impact of concessions 3 Represents renewals that went into effect during the month; lease price is typically set on average 60 days ahead of lease start date SAME STORE Q2-20 Q3-20 OCT-20 NOV-20 NOV-20 YTD EFFECTIVE LEASES NEW LEASE1,2 AVG Pricing Growth Lease Over Lease -3.7% -2.3% -2.2% -1.7% -2.4% RENEWAL2,3 AVG Pricing Growth Lease Over Lease 5.7% 3.8% 5.0% 4.7% 5.2% BLENDED2 AVG Pricing Growth Lease Over Lease 1.3% 0.8% 1.1% 1.1% 1.4% SIGNED LEASES NEW LEASE2 AVG Pricing Growth Lease Over Lease -3.9% -1.6% -1.9% -0.7% -2.4% RENEWAL2 AVG Pricing Growth Lease Over Lease 3.9% 4.9% 5.7% 5.9% 5.0% BLENDED2 AVG Pricing Growth Lease Over Lease 0.2% 1.2% 1.4% 2.5% 1.3% Average Physical OCCUPANCY 95.4% 95.6% 95.6% 95.6% 95.6%

2021 Considerations – Preliminary Supply and Demand Expectations MAA FOOTPRINT PORTFOLIO LEVEL Job Growth: During 2020, the impact of COVID and economic shutdown in MAA markets was less severe than nationally, nevertheless MAA markets are expected to lose 2 to 2.5 million jobs. We expect MAA’s sunbelt markets to continue to capture recovery of these jobs in 2021, further augmented by the trends surrounding accelerating migration of jobs and households to the sunbelt markets from higher cost coastal markets. The timing of recovery of employment levels pre-COVID will depend on the timing and introduction of a vaccine to the general population and the efforts to stimulate the economy by federal and state government action. 2021 Supply: Though market level projections for 2021 look similar to 2020, when looking at new supply being delivered within close proximity to our existing properties, the preliminary data suggests the supply deliveries in 2021 will be lower than 2020 within our portfolio. Preliminary data suggests that supply within close proximity to our properties will likely decline 5%-10% from 2020 levels. The new supply recently delivered and expected to be delivered is still generally occurring in more urban submarkets (only 10% of our portfolio) and has averaged $0.35/sf or 25% higher than average rent on our properties proximate to the new supply. Atlanta: 2021 supply deliveries expected to drop significantly from 2020 at a market level and radius level. Dallas: 2021 supply deliveries expected to see a slight drop from 2020 at a market level, with a somewhat larger drop at a radius level. Charlotte: 2021 supply deliveries expected to increase modestly at a market level as compared to 2020, with a smaller increase at a radius level. Tampa: 2021 supply deliveries expected to increase modestly at a market level and a larger increase at a radius level. Washington D.C.: 2021 supply deliveries expected to increase modestly at a market level, with a smaller increase at a radius level. New Supply: New supply deliveries have remained elevated the last couple of years. Reflective of higher construction starts in 2019, the supply in our markets for 2021 is generally expected to be in line with 2020, though expected to trend down in the back half of the year. 2022 currently sets up to be a lower supply year based on the current decline in permits and starts. Source: Moody’s, Witten Advisors, Axiometrics, company information

2021 Considerations – Operations and Capital Allocation OPERATIONS CAPITAL ALLOCATION Pricing: Blended lease over lease pricing for 2020 is likely to end up in the 1.0% to 1.4% range (1.4% November YTD). Leases signed in 2020 will influence effective rent growth performance through the first half of 2021. We expect blended pricing to demonstrate a more normal seasonal trend in 2021, contributing to 2022 performance, assuming the economy continues to recover and our markets don’t encounter additional COVID related lockdowns. The normal seasonal trend suggests lower blended pricing in the first quarter, accelerating in the spring through the late summer and trending back down in the fall/winter. MAA’s third quarter 2020 YTD same store revenue growth was 2.8% vs the sector average of -1.1%. Development/Acquisitions: The existing development pipeline will deliver substantially all units in early to mid-2021. 2021 is expected to be the most dilutive period for the development pipeline as capitalization of overhead and interest costs decline with unit delivery. The earnings will be more apparent in 2022 as these new developments lease-up and reach stabilization. Cap rates continue to be steady if not declining. “In-house” and “pre-purchase” development will likely provide most of the external growth opportunity in 2021. We expect to start on two or more development deals in late 2020 or early in 2021. Turnover: Turnover remains at record lows in 2020. We do expect some increase in turnover in 2021 as the economy continues to recover and changes in employment increase (largest driver of turnover). Higher turnover has implications for vacancy loss, unit turn expenses and unit pricing. Dispositions: Likely to restart targeted disposition program in 2021 Expected proceeds in the $200-$250 million range. Real Estate Taxes/Insurance: Our preliminary forecast for real estate taxes (approximately 40% of operating expenses) is growth of 3.5% to 4.5%. The 7/1/2020 renewal increase for insurance will continue to impact the first half of 2021 and the current market continues to be favorable to insurers.

Market Diversification and Submarket Balance across the Sunbelt Region Multifamily Market Multifamily Market and Regional Office Multifamily Market and Corporate Headquarters 1 Based on gross asset value at 9/30/2020 for total multifamily portfolio 2 Average effective rent/unit for 3Q 2020 of $1,325 or higher for A to A+ and below $1,325 for B to B+ for total multifamily portfolio 3 Garden style = 3 stories or less; Mid-rise = 4 to 9 stories; High rise = 10+ stories Source: Company and Company 3Q 2020 Earnings Release Supplemental TOP 20 MARKETS % 3Q 2020 SS NOI Atlanta, GA 13.1% Dallas, TX 8.7% Charlotte, NC 7.1% Washington, DC 6.6% Tampa, FL 6.6% Austin, TX 6.2% Orlando, FL 6.1% Raleigh/Durham, NC 4.8% Nashville, TN 4.7% Houston, TX 4.1% Fort Worth, TX 3.9% Jacksonville, FL 3.4% Phoenix, AZ 3.3% Charleston, SC 2.8% Richmond, VA 2.2% Savannah, GA 2.1% Greenville, SC 1.6% Memphis, TN 1.6% Birmingham, AL 1.4% San Antonio, TX 1.2% TOTAL 91.5% DIVERSIFIED WITHIN SUBMARKETS1 DIVERSIFIED IN PRICE POINTS1,2 DIVERSIFIED IN ASSET TYPES1,3

High Quality Resident Profile + Affordable Rents = Solid Collections Performance and Upside Opportunity PRIMARY EMPLOYMENT SECTORS FOR EXISTING RESIDENTS Healthcare Professional Services Finance/ Banking/ Insurance Retail Education Technology Restaurants/ Food Service Hospitality Real Estate Government Total Portfolio 13% 11% 9% 8% 7% 7% 5% 4% 4% 4% SAME STORE RESIDENT PROFILE IN TOP MARKETS Q3 2020 EFFECTIVE RENT/UNIT AVG RESIDENT INCOME RENT/ INCOME AVG RESIDENT AGE % SINGLE TOP 5 EMPLOYMENT SECTORS 1 2 3 4 5 Atlanta, GA $1,463 $82,476 21.3% 36 82% Dallas, TX $1,312 $76,320 20.5% 36 84% Charlotte, NC $1,249 $69,456 21.5% 37 82% Austin, TX $1,281 $68,868 22.2% 38 79% Washington, DC $1,812 $93,468 23.2% 38 78% MILITARY Tampa, FL $1,502 $80,220 22.5% 41 80% Orlando, FL $1,462 $78,144 22.4% 40 69% Nashville, TN $1,310 $70,872 22.3% 38 81% Raleigh/Durham, NC $1,147 $64,968 21.2% 38 81% Houston, TX $1,222 $71,616 20.4% 37 83%

Continued Low Resident Turnover Resident turnover continues to decrease, reaching record lows in Q3 2020. Move outs to buy a single family home or rent a single family home remain consistent at approximately 20% and 6% of all move outs, respectively. Trailing 12 Month Resident Turnover % of Total Move Outs to Rent or Buy Single Family Homes Resident Turnover Remains Historically Low, No Increase in Move Outs Associated with Single Family Housing

2019 Test and 2020 Expansion Tests at 15 properties in 2019 were well received Mobile control of lights, thermostat and security as well as leak monitoring provides additional value to residents Additional synergy opportunities in repairs and maintenance, capex, and vacant and house electric charges This program was halted in March due to COVID-19 but is expected to start back up in July with installation on turns Expect to install in 20K-24K units by the end of 2020 with most of the revenue benefit in 2021 Smart Home Technology Roll-out In Progress Technology Advances Enhance Operations and Add Value Double Play Bulk Internet Roll-out In Progress High-Speed Internet added to Bulk Cable Program Program initiated in the back half of 2019 adds high-speed internet access at discounted price to residents Opportunity exists for approximately half of the Same Store Portfolio Expect contracts to be in place for all available units by the end of 2020, with NOI opportunity building as leases expire or renew Projected 2020 growth impact of roughly 50bps to revenue, expense, and NOI; with some additional smaller benefit in 2021 Other Programs Recently Completed or Currently in Review/Testing Phase New and Improved Single Operating Platform Improvements to Intranet, Digital Content and Training for Employees Enhanced Online Recruiting Tools Utility Monitoring Enhancements SightPlan – Mobile Inspections for Service Technicians Enhanced Company Website and Data Analysis Artificial Intelligence, Chat, CRM, and Prospect Engagement Tools This program was halted in March due to COVID-19 after installing 8K units but started back up in July with installation on turns MAA’s Technology Supports Touch-Free Transactions through our Virtual and Self Touring Options and Online Leasing Process

Unit Interior Upgrades Will Drive Higher Value over Next Two to Three Years

Approximately 25,000 units redeveloped during past 3 years

OPPORTUNITY

Approximately 11,000 units (including legacy PPS portfolio) remaining for redevelopment across same store portfolio with potential to create additional rent growth value.

SCOPE

Redevelopments are performed on turn at select communities (properties remain in Same Store group), minimizing down time and allowing us to continually refine the program for real-time improvements

Standard program includes kitchen and bath upgrades

- Stainless appliances
- Counter top replacement
- Updated cabinetry
- Plumbing and light fixture updates
- Flooring

Reduced from original expectation of 7,000 - 8,000 units; expect to ramp back up to a similar 7,000 – 8,000 level in 2021

RESULTS

	2017A	2018A	2019A	2020F
Production	8,375	8,155	8,329	4,000-5,000
Average Per Unit Cost	$5,463	$6,138	$5,876	$6,000-$7,000
Average Rent Increase	8.8%	10.5%	9.8%	9%-10%


Before


After

Post Parkside, Orlando, FL

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Future Opportunity to Capture Pipeline of Units Yet to be Redeveloped MAA REDEVELOPMENT PIPELINE Currently Identified Redevelopment Opportunity Future Value Opportunity Revenue At 5.0% Cap Rate Net Value Creation $14.8M $296.0M $226.5M Legacy MAA Legacy CLP Legacy PPS Total MAA Units 2,952 2,787 5,300 11,039 Capital $13.3M $12.6M $43.6M $69.5M Incremental Revenue $2.8M $2.6M $9.4M $14.8M Top 10 2020 Markets For Redevelopment Atlanta, GA Dallas, TX Charlotte, NC Tampa, FL Orlando, FL Washington, DC Phoenix, AZ Nashville, TN Memphis, TN Raleigh/Durham, NC 11K units of opportunity <250 Redeveloped Units >250 Redeveloped Units

Repositioning Select Properties to Drive Additional Value Property Repositioning Program Thoughtful Upgrades to Maximize Revenue Program differentiated from kitchen/bath redevelopment – includes upgrade of amenities, exteriors and common areas to keep pace with market demand Candidates evaluated on location, potential for rent growth, competition and incoming supply 8 properties planned for 2020 Approximate 2020 investment of $20M with benefit expected in 2021 (average 8% cash on cash return) CASE STUDY Post Parkside | Orlando Leverage Location and Views of Lake Eola Property located in highly desirable downtown area overlooking Lake Eola; high foot traffic; grocery, restaurants, events within walking distance; demographics and demand favorable to support upgrade Current rooftop unused; existing leasing office small, not ideally located; common amenities and exteriors in need of update and expansion Evaluate repurposing rooftop as resident lounge area Evaluate moving and expanding current leasing center for maximum visibility, accessibility and functionality Evaluate addition of package room and parcel pending solution Evaluate improvements to existing resident amenities including pool area as well as other exterior updates Approximately a 20% delta between rents of the subject property and its immediate comparable property set Unused Rooftop Potential for Rooftop Lounge Similar to Comps (pictured example: Post Midtown Atlanta rooftop terrace)

Novel Midtown, Phoenix, AZ Current $460 million development pipeline includes diversified product and markets Development Program Supports Balanced and Diversified Portfolio Strategy MAA Frisco Bridges II, Dallas, TX Sand Lake, Orlando, FL The Robinson, Orlando, FL Expected Completion 4Q 2021 Expected Completion 4Q 2020 Expected Completion 2Q 2021 Expected Completion 4Q 2021 Westglenn, Denver, CO Expected Completion 4Q 2021

Development Pipeline and Lease-ups Poised To Deliver Value

- Established history and success of disciplined capital deployment will govern growth through new development
- Design and investment managed from an owner/operator perspective; long-term margins optimized
- Spread between forecasted cost basis and current cap rates supports value accretion of approximately $123M from the current pipeline[1]

6.1%
AVERAGE EXPECTED STABILIZED NOI YIELD

$28M - $29M
TOTAL EXPECTED STABILIZED INCREMENTAL NOI

ACTIVE DEVELOPMENTS AT 9/30/2020

PROPERTY	MSA	TOTAL UNITS	TOTAL EXP COST (IN MILLIONS)		EXPECTED INITIAL OCCUPANCY	EXPECTED STABILIZATION[2]
MAA Frisco Bridges II	Dallas, TX	348	$	69.0	2Q 2020	1Q 2022
Novel Midtown[3]	Phoenix, AZ	345	$	82.0	1Q 2021	4Q 2022
Westglenn	Denver, CO	306	$	84.5	2Q 2021	4Q 2022
The Robinson	Orlando, FL	369	$	99.0	2Q 2021	1Q 2023
Long Point	Houston, TX	308	$	57.0	3Q 2021	1Q 2023
Sand Lake[4]	Orlando, FL	264	$	68.0	2Q 2021	1Q 2023
TOTAL ACTIVE DEVELOPMENTS		1,940	$	459.5		

5.8%
AVERAGE BLENDED STABILIZED NOI YIELD

$5.0M - $6.0M
TOTAL EXPECTED STABILIZED INCREMENTAL NOI

ACTIVE LEASE-UPS AT 9/30/2020

PROPERTY	MSA	TOTAL UNITS	TOTAL COST (IN MILLIONS)		PHYSICAL OCCUPANCY	EXPECTED STABILIZATION[2]
The Greene	Greenville, SC	271	$	72.3	93.4%	4Q 2020
Copper Ridge II	Fort Worth, TX	168	$	26.2	67.9%	2Q 2021
TOTAL ACTIVE LEASE-UPS		439	$	98.5	83.6%	

Source: Company 3Q 2020 Earnings Release Supplemental
1 Based on 5.0% Cap Rate; includes 3Q 2020 development and lease-up pipeline
2 Communities are considered stabilized after achieving 90% occupancy for 90 days
3 MAA owns 80% of the joint venture that owns this property with a right to purchase the remainder after stabilization
4 MAA owns 95% of the joint venture that owns this property with a right to purchase the remainder after stabilization

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Strong Balance Sheet and Manageable Debt Maturity Profile

CREDIT METRICS AT 9/30/2020

	MAA	SECTOR AVG[2,3]
Total debt / adjusted total assets[1]	30.6%	33.7%
Total secured debt / adjusted total assets[1]	3.4%	4.8%
Unencumbered NOI / total NOI	93.2%	92.3%
Net Debt / Adjusted EBITDAre[4]	4.66x[3]	5.50x
Consolidated income available for debt service to total annual debt service charge[1,2]	5.40x	5.40x
Weighted average maturity of debt (in years)	7.9	8.6

[1] MAA calculations as specifically defined in Mid-America Apartments, L.P.'s debt agreements.
[2] Sector average represents publicly disclosed sector equivalent.
[3] Sector constituents include AVB, CPT, EQR, ESS and UDR; data is from 3Q 2020 company filings
[4] Adjusted EBITDAre in this calculation represents the trailing twelve month period ended September 30, 2020. A reconciliation of the following items and an expanded discussion of their respective components can be found in the accompanying appendix: (i) EBITDA, EBITDAre and Adjusted EBITDAre to Net income; and (ii) Net Debt to Unsecured notes payable and Secured notes payable.

DEBT MATURITY PROFILE ($ IN MILLIONS) AT 9/30/2020

Weighted Average Interest Rate	3.7%
Weighted Average Maturity	7.9 years



Debt[1]
Revolving Credit Facility & Commercial Paper
$35
$192.0
$366.0
$360.2
$417.0
$403.2
$594.8
$395.3
$562.1
$1,100.0
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030+

	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030+
% MATURING	.8%	4.3%	8.3%	8.1%	9.4%	9.1%	0%	13.5%	8.9%	12.7%	24.9%

[1] Debt excluding unsecured revolving credit facility and unsecured commercial paper program.

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Solid Investment Grade Balance Sheet Debt Summary ($ in millions) At 9/30/2020 Unsecured Public Bonds $3,682.7 83.2% Unsecured Private Bonds 221.7 5.0% Commercial Paper 35.0 .8% Total Unsecured Debt1 $3,939.4 89.0% Total Secured Debt $486.2 11.0% Total Debt $4,425.6 Note: Total Capitalization is defined here as common shares and units outstanding multiplied by the closing stock price on 9/30/2020, plus total debt outstanding at 9/30/20, plus Preferred stock ($50 redeemable stock price multiplied by total shares outstanding). credit ratings SHORT TERM LONG TERM OUTLOOK Standard & Poor’s Ratings Services2 A-2 BBB+ STABLE Moody’s Investors Service3 P-2 Baa1 STABLE Fitch Ratings2 F2 BBB+ STABLE 1 At 9/30/20, there was no outstanding balance on the revolving credit facility. 2 Corporate credit rating assigned to MAA and MAALP 3 Corporate credit rating assigned to MAALP, the operating partnership of MAA

Strong Commitment to Serving All Stakeholders Our long-term commitment to sustainability is an essential part of how we provide exceptional service and enduring value for our stakeholders. We are dedicated to continuous progress with leadership across the company focused on tracking and enhancing our environmental, social and governance efforts. CONSERVING RESOURCES Low-flow toilets and water efficient faucets and shower heads Smart irrigation and water use efficiency audits Landscape innovations minimizing turf and using drought tolerant plant material Utility monitoring and leak detection systems REDUCING WASTE On-site trash recycling options for residents Trash compaction to reduce pick-ups Online leasing and communication tools Use of eco-friendly/recycled products INCREASING ENERGY EFFICIENCY Reduced watt, high performance lighting fixtures in community breezeways and common areas Routine maintenance and audits of HVAC systems and upgrades to efficient equipment ENERGY STAR appliances Smart thermostats ENERGY STAR/green building certifications EMPOWERING ASSOCIATES Competitive compensation and benefits packages, recognition programs, and growth opportunities with goal to retain diverse talent Ongoing education and training opportunities The latest technology and proven systems Associate engagement including internal communications, reviews and surveys Inclusive Diversity Council CARING FOR RESIDENTS Responsive service program and routine resident surveys Online resident portal for ease of transactions, service request submission and communication Property amenities to promote healthy lifestyles Ongoing resident engagement REACHING THE COMMUNITY Corporate charity, Open Arms Foundation, provides temporary housing to families who must travel for medical treatment. Over 3,000 families helped to date in over 50 MAA homes. Employee volunteers manage and raise funds in support of the charity. BUILDING CONFIDENCE Corporate Governance Guidelines encompassing board and committee structure, director and executive officer standards and stock ownership requirements Code of conduct and ethical standards applying to all MAA associates and directors Human Rights Statement and Vendor Code of Conduct Governance practices overseeing policies and standards related to shareholder rights and proxy access Performance-based, equity compensation aligning executive goals with the long-term best interests of our shareholders Transparency and accountability of financial reporting, auditing and internal controls through risk oversight and anonymous submission platform Strong governance ratings from Green Street Advisors and Institutional Shareholder Services Environmental Stewardship Social Responsibility Corporate Governance 2020 Initiatives: GRESB Assessment | First Corporate Sustainability Report

Reconciliation of Non-GAAP Financial Measures Definitions of Non-GAAP Financial Measures and Other Key Terms APPENDIX At September 30, 2020

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Amounts in thousands, except per share and unit data	Three months ended September 30,		Nine months ended September 30,	
	2020	2019	2020	2019
Net income available for MAA common shareholders	$ 58,988	$ 77,723	$ 168,854	$ 201,456
Depreciation and amortization of real estate assets	125,916	123,171	376,430	366,704
(Gain) loss on sale of depreciable real estate assets	(20)	(1,000)	7	(987)
Depreciation and amortization of real estate assets of real estate joint venture	153	154	458	465
Net income attributable to noncontrolling interests	2,126	2,814	6,096	7,336
Funds from operations attributable to the Company	187,163	202,862	551,845	574,974
(Income) loss on embedded derivative in preferred shares (1)	(1,342)	(15,522)	14,603	(19,592)
Gain on sale of non-depreciable real estate assets	(1,366)	–	(995)	(9,260)
Loss (gain) from unconsolidated limited partnerships, net of tax (1)(2)	100	(3,493)	(4,085)	(3,169)
Net casualty loss (gain) and other settlement proceeds (1)	511	(46)	1,207	(1,899)
Loss on debt extinguishment (1)	345	5	344	60
Non-routine legal costs and settlements (1)	–	1,260	40	2,276
COVID-19 related costs (1)	376	–	2,983	–
Mark-to-market debt adjustment (3)	83	(51)	(9)	(222)
Core funds from operations	185,870	185,015	565,933	543,168
Recurring capital expenditures	(19,720)	(21,543)	(59,412)	(58,461)
Core adjusted funds from operations	166,150	163,472	506,521	484,707
Redevelopment capital expenditures	(11,627)	(17,789)	(35,650)	(45,060)
Revenue enhancing capital expenditures	(8,135)	(8,215)	(24,510)	(26,067)
Commercial capital expenditures	(765)	(2,563)	(2,303)	(5,019)
Other capital expenditures	(6,389)	(5,330)	(17,065)	(13,494)
Funds available for distribution	$ 139,234	$ 129,575	$ 426,993	$ 395,067
Dividends and distributions paid	$ 118,232	$ 113,408	$ 354,976	$ 340,052
Weighted average common shares - diluted	114,468	114,137	114,487	114,052
FFO weighted average common shares and units - diluted	118,432	118,151	118,400	118,104
Earnings per common share - diluted:				
Net income available for common shareholders	$ 0.52	$ 0.68	$ 1.47	$ 1.77
Funds from operations per Share - diluted	$ 1.58	$ 1.72	$ 4.66	$ 4.87
Core funds from operations per Share - diluted	$ 1.57	$ 1.57	$ 4.78	$ 4.60
Core adjusted funds from operations per Share - diluted	$ 1.40	$ 1.38	$ 4.28	$ 4.10

(1) Included in Other non-operating (income) expense in the Consolidated Statements of Operations.

(2) For the nine months ended September 30, 2020, $4.8 million of gains from unconsolidated limited partnerships are offset by $0.7 million of income tax expense. For the three and nine months ended September 30, 2019, $4.3 million and $4.0 million, respectively, of gains from unconsolidated limited partnerships are offset by $0.8 million of income tax expense.

(3) Included in Interest expense in the Consolidated Statements of Operations

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Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Dollars in thousands

	Three Months Ended			Nine Months Ended	
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net Operating Income					
Same Store NOI	$ 238,702	$ 242,713	$ 241,362	$ 730,702	$ 717,216
Non-Same Store and Other NOI	14,683	12,842	14,731	43,164	43,926
Total NOI	253,385	255,555	256,093	773,866	761,142
Depreciation and amortization	(127,679)	(127,190)	(124,684)	(381,257)	(371,417)
Property management expenses	(12,691)	(11,730)	(13,899)	(39,064)	(41,195)
General and administrative expenses	(11,360)	(10,557)	(10,225)	(35,181)	(32,960)
Interest expense	(41,010)	(42,118)	(44,513)	(126,610)	(136,149)
Gain (loss) on sale of depreciable real estate assets	20	2	1,000	(7)	987
Gain on sale of non-depreciable real estate assets	1,366	5	-	995	9,260
Other non-operating income (expense)	242	14,643	18,800	(13,647)	23,494
Income tax expense	(665)	(1,200)	(1,491)	(2,532)	(2,814)
Income from real estate joint venture	428	318	378	1,153	1,210
Net income attributable to noncontrolling interests	(2,126)	(2,666)	(2,814)	(6,096)	(7,336)
Dividends to MAA Series I preferred shareholders	(922)	(922)	(922)	(2,766)	(2,766)
Net income available for MAA common shareholders	$ 58,988	$ 74,140	$ 77,723	$ 168,854	$ 201,456

MAA

21

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre TO NET INCOME

Dollars in thousands

	Three Months Ended		Twelve Months Ended	
	September 30, 2020	September 30, 2019	September 30, 2020	December 31, 2019
Net income	$ 62,036	$ 81,459	$ 332,776	$ 366,618
Depreciation and amortization	127,679	124,684	506,683	496,843
Interest expense	41,010	44,513	170,308	179,847
Income tax expense	665	1,491	3,414	3,696
EBITDA	231,390	252,147	1,013,181	1,047,004
Gain on sale of depreciable real estate assets	(20)	(1,000)	(79,994)	(80,988)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated affiliates	337	338	1,345	1,351
EBITDAre	231,707	251,485	934,532	967,367
(Gain) loss on embedded derivative in preferred shares [1]	(1,342)	(15,522)	16,309	(17,886)
Gain on sale of non-depreciable real estate assets	(1,366)	–	(3,782)	(12,047)
Loss (gain) from unconsolidated limited partnerships, net of tax [1][2]	100	(3,493)	(3,870)	(2,954)
Net casualty loss (gain) and other settlement proceeds [1]	511	(46)	(284)	(3,390)
Loss on debt extinguishment [1]	345	5	537	253
Non-routine legal costs and settlements [1]	–	1,260	40	2,276
COVID-19 related costs [1]	376	–	2,983	–
Mark-to-market debt adjustment [3]	83	(51)	(43)	(256)
Adjusted EBITDAre	$ 230,414	$ 233,638	$ 946,422	$ 933,363

(1) Included in Other non-operating (income) expense in the Consolidated Statements of Operations.

(2) For the three months ended September 30, 2019, $4.3 million of gains from unconsolidated limited partnerships are offset by $0.8 million of income tax expenses. For the twelve months ended September 30, 2020, $4.7 million of gains from unconsolidated limited partnerships are offset by $0.8 million of income tax expense. For the twelve months ended December 31, 2019, $3.9 million of gains from unconsolidated limited partnerships are offset by $0.9 million of income tax expense.

(3) Included in Interest expense in the Consolidated Statements of Operations.

MAA

22

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET Included in Restricted cash in the Consolidated Balance Sheets. Included in Restricted cash in the Consolidated Balance Sheets. Dollars in thousands September 30, 2020 December 31, 2019 Unsecured notes payable $ 3,939,425 $ 3,828,201 Secured notes payable 486,169 626,397 Total debt 4,425,594 4,454,598 Cash and cash equivalents (18,407) (20,476) 1031(b) exchange proceeds included in Restricted cash (1) — (33,843) Net Debt $ 4,407,187 $ 4,400,279 Dollars in thousands September 30, 2020 December 31, 2019 Total assets $ 11,128,704 $ 11,230,450 Accumulated depreciation 3,316,710 2,955,253 Gross Assets $ 14,445,414 $ 14,185,703 Dollars in thousands September 30, 2020 December 31, 2019 Real estate assets, net $ 10,928,375 $ 10,987,128 Accumulated depreciation 3,316,710 2,955,253 Cash and cash equivalents 18,407 20,476 1031(b) exchange proceeds included in Restricted cash (1) — 33,843 Gross Real Estate Assets $ 14,263,492 $ 13,996,700

Definitions of Non-GAAP Financial Measures Adjusted EBITDAre For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, non-routine legal costs and settlements, COVID-19 related costs and mark-to-market debt adjustments. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Core Adjusted Funds from Operations (Core AFFO) Core AFFO is composed of Core FFO less recurring capital expenditures. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures. Core Funds from Operations (Core FFO) Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, non-routine legal costs and settlements, COVID-19 related costs and mark-to-market debt adjustments. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. EBITDA For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance. EBITDAre For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable asset sales and plus adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Funds Available for Distribution (FAD) FAD is composed of Core FFO less total capital expenditures, excluding development spending and property acquisitions. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.

Definitions of Non-GAAP Financial Measures Funds From Operations (FFO) FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gains or losses on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Assets Gross Assets represents Total assets plus Accumulated depreciation. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Real Estate Assets Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation and Cash and cash equivalents. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Net Debt Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents. MAA believes Net Debt is a helpful tool in evaluating its debt position. Net Operating Income (NOI) Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI by market is a helpful tool in evaluating the operating performance within MAA’s markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Same Store NOI Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating the operating performance within MAA's markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Non-Same Store and Other NOI Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating the operating performance within MAA’s markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Definitions of Other Key Terms Average Effective Rent per Unit Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit. Average Physical Occupancy Average Physical Occupancy represents the average of the daily physical occupancy for the respective period. Development Communities Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio. Lease-up Communities New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized after achieving at least 90% occupancy for 90 days. Non-Same Store and Other Portfolio Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been identified for disposition, communities that have undergone a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties. Same Store Portfolio MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized after achieving at least 90% occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have undergone a significant casualty loss are also excluded from the Same Store Portfolio. Unencumbered NOI Unencumbered NOI represents NOI generated by unencumbered assets (as defined in MAALP’s bond covenants).